UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 16, 2008

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2008, DPL Inc. (the “Company”) received notice of W August Hillenbrand’s retirement from the Board of Directors of the Company, effective immediately.

On September 16, 2008, the Company appointed Pamela B. Morris to the Company’s Board of Directors to fill the vacancy created by Mr. Hillenbrand’s retirement in the class of directors whose current term expires in 2010.  Ms. Morris’ appointment is effective October 1, 2008.  Ms. Morris will serve on the Nominating and Corporate Governance Committee and the Compensation Committee.

Consistent with the compensation program applicable to the Company’s non-employee directors, Ms. Morris will be granted a pro-rated Annual Board Equity Retainer of Company restricted stock units upon the effective date of her appointment.  The restricted stock unit award will be subject to the terms of the Company’s Equity Performance and Incentive Plan and an individual award agreement in substantially the same form as the individual award agreements used in connection with prior grants of restricted stock units to the Company’s non-employee directors.  Ms. Morris also will be entitled to other compensation consistent with the Company’s compensation program applicable to non-employee directors, including a pro-rated Annual Board Cash Retainer.  The Company’s compensation program applicable to non-employee directors is described in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (March 12, 2008 filing date).

A copy of a press release announcing Mr. Hillenbrand’s retirement from, and Ms. Morris’ appointment to, the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	DPL Inc. Press Release, dated September 22, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 22, 2008
/s/ Douglas C. Taylor
Name: Douglas C. Taylor
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	DPL Inc. Press Release, dated September 22, 2008.	E